EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

COLLABORATION AGREEMENT

This Collaboration Agreement (this “Agreement”) is made as of the 12th day of July 2010, by and between Clarins U.S.A., Inc., a New York corporation with offices located at One Park Avenue, New York, New York 10016 (“CUSA”) and Interparfums Luxury Brands Inc., a Delaware corporation with offices located at One Park Avenue, New York, New York 10016 (“IPLB”).  CUSA and IPLB are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions contained herein, the Parties have agreed to enter into this Agreement for the purpose of promoting and developing sales of their respective cosmetic and fragrance brands and, in connection therewith, the Parties shall collaborate and provide to one another certain services and support as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1. Definitions.

As used herein, each of the following capitalized terms shall have the following meanings ascribed to them:

1.1           “Administrative Services” shall mean the warehousing, distribution and general and administrative services more particularly described on Exhibit A attached hereto.

1.2           “Affiliate” shall mean a person or entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a Party.  The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession of the power to direct the management and policies of a Party, whether through ownership interests, by contract or otherwise.

1.3           “Boutiques” shall mean freestanding retail stores operated under a trademark or trade name associated with one of the CFG Brands or IPLB Brands and at which the CFG Brand Products or the IPLB Brand Products are sold.

1.4           “CFG Division” shall mean the unincorporated fragrance group division of CUSA.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

1.5           “Cost Allocation Formula”  shall mean that formula used to calculate the percentage that [----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------]1.

1.6           “CFG Brands” shall mean only the following brands for which CUSA has exclusive distribution rights in the Territory: THIERRY MUGLER, AZZARO, PORSCHE DESIGN, DAVID YURMAN and SWAROVSKI.

1.7           “CFG Brand Products” shall mean all cosmetic and fragrance products sold in the Territory under the CFG Brands.

1.8           “CFG Net Sales” shall mean, for any annual or other reporting period during the Term, invoiced sales of CFG Brand Products in the Territory, [---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------]2.

1.9           “Dedicated CFG Division Employees” shall mean the employees of the CFG Division who perform the Sales Services.

1.10           “Department Stores” shall mean retail outlets customarily denominated as department stores in the cosmetics and fragrance industry and located within the Territory.

1.11           “IPLB Brands” shall mean those brands for which IPLB or any Affiliate has exclusive distribution rights in the Territory and which initially will include: BURBERRY, JIMMY CHOO, MONT BLANC and LANVIN.

1.12           “IPLB Brand Products” shall mean all cosmetic and fragrance products sold in the Territory under the IPLB Brands.

1.13           “IPLB Net Sales” shall mean, for any annual or other reporting period during the Term, invoiced sales of IPLB Brand Products in the Territory, [--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------]3.

1.14           [-------------------------------------------------------------------------------------------------------------------]4

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.1.
2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.2.
3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.3.
4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.4.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

1.15           “Military Posts” shall mean any United States military posts and exchanges located in the Territory.

1.16           “Non-Shared Employees” shall mean employees for the following positions that each of CUSA and IPLB agree to hire and maintain at their own expense during the Term:  General Manager, Assistant to General Manager, Financial Controller, Education Manager, Marketing Director and Marketing Coordinator.

1.17           “Occupied Space” shall mean [------]5 offices (as well as [------]6 cubicles suitable for an assistant or coordinator) located in CUSA’s New York City headquarters.

1.18           “Sales Services” shall mean a level of sales, sales administrative and creative services consistent in all material respects with the same services that the Dedicated CFG Division Employees provide with respect to the CFG Brands.

1.19           “Senior Vice President of Sales” shall mean a senior vice president of sales to be hired by IPLB, with the prior written approval of CUSA.

1.20           “Separation Liabilities” shall mean any and all costs related to the termination of employment (whether during the Term or following the termination or expiration of this Agreement) of any employees of CUSA or IPLB including, but not limited to, severance or separation payments.

1.21           “Specialty Stores” shall mean Department Stores located in the Territory that do not sell “hard goods” such as furniture or appliances.

1.22           “Territory” shall mean the United States, its territories and possessions, the District of Columbia and Military Posts, excluding duty-free outlets, airlines or cruise ship lines.

1.23           “Term” shall refer to the initial term and any renewal term of this Agreement.

1.24           [-----------------------------------------------------------------------------------------------------------------------]7

1.25           [---------------------------------------------------------------------------------------------------------------------]8

5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.5.
6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.6.
7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.7.
8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.8.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

1.26           “Total Net Sales” shall mean, for any annual or other reporting period during the Term, aggregate CFG Net Sales and IPLB Net Sales in the Territory, [-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------]9.

1.27           “Warehouse” shall mean CUSA’s warehouse currently located at 15 Olympic Drive, Orangeburg, New York.  CUSA shall have the right to relocate the warehouse within the Territory with the prior consent of IPLB which shall not be unreasonably withheld, conditioned or delayed, except that no consent shall be required if the relocation is to the facility of a permitted assignee or subcontractor of, CUSA.

1.28           “Wholesalers” shall mean third parties to whom CUSA and IPLB sell the CFG Brand Products and the IPLB Brand Products for distribution to Mass Outlets located in the Territory.

2.	CFG Brands and IPLB Brands

2.1           CUSA acknowledges and agrees that the initial IPLB Brands are limited to those set forth in Section 1.11 above and, subject to Section 2.3 below, any other brands currently (or that may become at any time during the Term) owned or licensed by IPLB or any Affiliate are excluded from this Agreement.

2.2           IPLB acknowledges and agrees that the initial CFG Brands are limited to those set forth in Section 1.6 above and, subject to Section 2.3 below, any other brands currently (or that may become at any time during the Term) owned or licensed by CUSA or any Affiliate are excluded from this Agreement.

2.3           If, at any time during the Term, either Party (or any Affiliate) acquires ownership or exclusive distribution rights in the Territory to any cosmetic or fragrance brand said Party covenants and agrees to notify the other Party and to propose adding such brand to this Agreement on the same terms and conditions as herein set forth.  The other Party will have the right to approve or reject the addition of such brand to this Agreement in its sole discretion.

2.4           Either Party will have the right to discontinue selling a brand or a product in the Territory upon not less than ninety (90) days’ prior written notice to the other Party or such shorter notice as the other Party may agree to in writing.

2.5           CUSA acknowledges that IPLB’s rights to the BURBERRY, JIMMY CHOO and MONTBLANC brands are subject to the terms, conditions and limitations of license agreements under which an Affiliate of IPLB is the licensee and has sublicensed to IPLB exclusive distribution rights in the Territory.

9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.9.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

2.6           IPLB acknowledges that CUSA’s rights to the PORSCHE DESIGN, DAVID YURMAN and SWAROVSKI brands are subject to the terms, conditions and limitations of license agreements under which an Affiliate of CUSA is the licensee and has sublicensed to CUSA exclusive distribution rights in the Territory.

2.7           CUSA represents and warrants that it has the authority to enter into and perform its obligations under this Agreement, and the same shall not conflict with or violate any other contract or obligation by which CUSA or any of its Affiliates are bound.

2.8           IPLB represents and warrants that it has the authority to enter into and perform its obligations under this Agreement, and the same shall not conflict with or violate any other contract or obligation by which IPLB or any of its Affiliates are bound.

3.	Warehousing of IPLB Brand Products

3.1           From and after the Effective Date, and at all times during the Term, IPLB shall deliver or cause to be delivered and shall maintain at the Warehouse an inventory of IPLB Brand Products adequate to meet the reasonably anticipated demand, as reasonably determined by IPLB, for the products in the Territory.  Title to the IPLB Brand Products stored in the Warehouse shall at all times remain in IPLB and any taxes assessed directly on such products or the sale thereof shall be for the account of and paid by IPLB.  Risk of loss to the IPLB Brand Products will remain with IPLB at all times.  CUSA shall not be obligated to provide any insurance for the IPLB Brand Products stored in the Warehouse.  IPLB shall provide any insurance required by it at its sole cost and expense for covering the IPLB Brand Products while in transit and while stored in the Warehouse.  The IPLB Brand Products to be delivered hereunder will be in good condition and of saleable quality at the time of their delivery to the Warehouse and of the type and in the quantities indicated by the documents rendered by IPLB at the time of delivery.  IPLB will, at its own expense, replace over-aged or damaged products with saleable products, in accordance with then current industry standard age limit practices.  All IPLB Brand Products will be shipped prepaid to the loading dock of the Warehouse.  IPLB represents that no storage or shipment procedures are required for proper care of the IPLB Brand Products other than those which are rendered by CUSA for comparable CFG Brand Products in the ordinary course of business.

3.2           Provided IPLB maintains an adequate inventory of the products at the Warehouse, CUSA shall use reasonable commercial efforts to fill all orders for IPLB Brand Products and arrange for shipment according to instructions received from the retailers or IPLB, as the case may be, within [------------------]10 of the later of receipt by CUSA of an order or the first shipment date designated in the order.  CUSA will maintain the Warehouse in a good and orderly condition and will adhere to storage and sanitary conditions that conform in all material respects with then current industry standards.  CUSA shall only be liable for damages for loss or injury to IPLB Brand Products caused by its failure to exercise such care in regard to them as a reasonably careful warehouseman would exercise under like circumstances and shall not be liable for damages which could not have been avoided by the exercise of such care.  CUSA shall not be held responsible for loss of product by leakage, for concealed damage, or for inventory shrinkage of less than [----------------------------------]11 based on average monthly inventory.  Under no circumstances shall CUSA’s liability for loss or damage to IPLB Brand Products exceed the lesser of: (a) the cost to Affiliates of IPLB of producing or otherwise obtaining such products at their place of production, plus freight or shipping charges incurred in delivering the products to the Warehouse, or (b) the actual market value of the products at the time at which the loss or damage occurred.

10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.10.
11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.11.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

3.3           IPLB represents and warrants that all IPLB Brand Products, including all ingredients, packaging and labeling relating to or comprising said products, delivered to or stored at the Warehouse (a) will be in full compliance with all applicable governmental regulations, statutes, and standards, including the applicable provisions of the federal Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act (the “Acts”), all current and future amendments to the Acts and all regulations and rules implemented under the Acts now and in the future; (b) will be manufactured in accordance with all federal, state and local laws and health and sanitary ordinances and regulations; and (c) will not be adulterated or misbranded within the meaning of the Acts or other applicable federal, state or local laws, regulations, rules and ordinances.

4.	Administrative Services.

4.1           Subject to the terms and conditions of this Agreement, CUSA agrees to provide to IPLB, in respect of all IPLB Brand Products sold in the Territory, the Administrative Services during the Term.

4.2           The Administrative Services shall be provided in a commercially reasonable manner consistent, in all material respects, with the manner and level of care with which CUSA provides the same services for the CFG Brands.

5.	Access to Office Space.

5.1           CUSA hereby grants to IPLB access to use the Office Space during the Term.  IPLB acknowledges and agrees that its  occupancy of the Office Space is hereby made subject to and conditional upon the terms and conditions of that certain agreement of lease between [-------------------------------------------------------]12, and any amendments thereto (the “Lease”).  CUSA agrees to reasonably adapt the Office Space to meet any additional needs of IPLB, subject to compliance with the underlying lease and building rules and regulations.  The Office Space will include furniture, desktop computers and telephone equipment commensurate with the quality CUSA provides to its employees, provided that long distance phone charges, additional computer equipment and special furnishings will be billed to or reimbursed by IPLB at cost.  The Office Space shall also include the right of IPLB employees to use common areas such as kitchens and restrooms.  IPLB acknowledges that it shall not have the right to list its name in the lobby directory or elsewhere upon the premises unless otherwise duly authorized by the Landlord.

12 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.12.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

5.2           IPLB acknowledges and agrees that the Office Space is being delivered and IPLB accepts the Office Space in its “as is” condition.  Except as provided above, CUSA has not made nor does CUSA make any representations or promises with respect to the Office Space and IPLB agrees that CUSA does not have any obligation to perform any work or otherwise prepare the Office Space for IPLB’s use. IPLB shall not make any repairs, alterations, installations or improvements to the Office Space without the prior written consent of CUSA in each instance.

5.3           IPLB shall comply with (i) all applicable rules, laws and regulation of any governmental or quasi-governmental authority having jurisdiction over the Office Space, (ii) the terms and conditions of the Lease applicable to tenants or occupants of the demised premises and the rules and regulations of the Landlord and (iii) all reasonable rules and regulations CUSA may, at any time or from time to time, establish regarding the Office Space.

5.4           CUSA, on IPLB’s behalf and at IPLB’s sole cost and expense, may, but shall not be obligated to, make such repairs to the Office Space as CUSA deems necessary, the need for which arises out of any damage that may occur during the term of the access granted to IPLB hereunder, and IPLB shall promptly reimburse CUSA for the cost thereof, unless such damage is caused by the gross negligence or willful misconduct of CUSA, its employees, agents or contractors or by causes not within IPLB’s reasonable control. In the event IPLB fails to promptly reimburse any such costs, CUSA shall have the right to offset such amounts against any amounts owed by CUSA to IPLB under this Agreement.

6.	Sales Services.

6.1           Subject to the terms and conditions of this Agreement, CUSA agrees to cause the Dedicated CFG Division Employees to perform the Sales Services in respect of the CFG Brands and the IPLB Brands.  IPLB acknowledges that all of its business in the Territory with respect to the IPLB Brands shall be covered by and subject to this Agreement, except its Tier Two Operations.  It is agreed that the Dedicated CFG Division Employees, among other things, are authorized to solicit and accept orders for IPLB Brand Products from customers in the Territory.  Notwithstanding the foregoing, all orders for IPLB Brand Products shall be invoiced by the IPLB in its own name and for its own account.

6.2           CUSA shall cause the Dedicated CFG Division Employees to provide the sales, sales administration and creative service in a commercially reasonable manner consistent, in all material respects, with the manner and level of care with which CUSA requires the Dedicated CFG Division Employees to provide the same services for the CFG Brands.

7.	Fees.

7.1           In consideration of CUSA rendering the Administrative Services to IPLB and granting IPLB access to the Office Space which amount is calculated as per details in Exhibit B, IPLB agrees to pay to CUSA [------------------------------------------------]13, plus any freight charges and other out-of-pocket expenses incurred by CUSA in rendering the Administrative Services (the “Administrative Service Fee”)

13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.13.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

7.2           In consideration for CUSA causing the Dedicated CFG Division Employees to provide the Sales Services, IPLB agrees to pay a proportionate share of the total compensation (including salary, bonus, and benefits) and travel, expense and related costs of the Dedicated CFG Division Employees based on the Cost Allocation Formula (the “Sales Service Fee”).

7.3           On a monthly basis, CUSA shall submit an invoice to IPLB for the Administrative Service Fee and the Sales Service Fee.  Payment of all invoices shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any kind, within  [---------]14 end of the month.  All amounts not paid within such time period shall accrue interest at the rate of one and [----------------------]15 per month (or the highest interest rate allowed by law, if lower) until such amounts are paid in full. If CUSA brings suit or retains an attorney to collect any monies overdue hereunder, and CUSA is successful in such action, CUSA shall be entitled to recover, in addition to any other remedy, reimbursement for its actual and reasonable legal fees, court costs and other related expenses incurred in connection therewith.  With regard to any amounts not paid within such [------------------------]16 period, CUSA shall have the right to offset such amounts against any amounts owed by CUSA to IPLB.

8.	Senior Vice President of Sales.

8.1           During the Term, IPLB shall maintain on its payroll the Senior Vice President of Sales.  IPLB shall hire the Senior Vice President of Sales on or prior to, or within a reasonable time period following, the Effective Date, provided that the identity of the Senior Vice President of Sales, and the terms and conditions of his/her employment (including compensation and benefits), his/her continued employment, and his/her termination (including any severance pay) shall be subject to the prior written approval of CUSA, not to be unreasonably withheld, conditioned or delayed.

8.2           CUSA agrees to reimburse IPLB for [-------------------]17 of the actual cost of the salary, bonus, benefits and expenses (“SVP Costs”) of the Senior Vice President of Sales.  Within [------------------------]18 following the end of each month during the Term, IPLB shall furnish CUSA with a statement showing the SVP Costs for the preceding month and CUSA covenants and agrees to deduct its share of the SVP Costs from the Sales Service Fee.

14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.14.
15 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.15
16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.16.
17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.17.
18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.18

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

8.3           The Senior Vice President of Sales shall oversee the sales activities of the CFG Brands and the IPLB Brands and the performance of the CUSA employees and the Dedicated CFG Division Employees performing the Administrative Services and the Sales Services, respectively.

8.4           The Senior Vice President of Sales will be deemed to be an employee of IPLB and will not be deemed to be an employee of or jointly employed by CUSA and IPLB will be responsible for all employer obligations with respect to the Senior Vice President of Sales under applicable federal, state and local laws and regulations. Notwithstanding the foregoing, the activities and performance of the Senior Vice President of Sales will be jointly evaluated by IPLB and CUSA on a periodic basis, and the continued employment and/or termination of the Senior Vice President of Sales will be subject to the joint approval of IPLB and CUSA.

8.5           Notwithstanding the foregoing, all employees of CUSA, including the Dedicated CFG Division Employees will be deemed to be employees of CUSA and will not be deemed to be employees of or jointly employed by IPLB and CUSA will be solely responsible for all employer obligations with respect to said employees under applicable federal, state and local laws and regulations.  Although the Senior Vice President of Sales will oversee the performance by certain employees of CUSA and the Dedicated CFG Division Employees of the Administrative Services and the Sales Services, respectively, CUSA will retain the sole right to exercise all authority with respect to the terms and conditions of their employment, including termination of employment.

9.	Non-Shared Employees.

9.1           During the Term, CUSA and IPLB will each maintain on their respective payrolls the Non-Shared Employees.  If either Party wishes to eliminate a Non-Shared  Employee it must obtain the prior consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed.

9.2           The Non-Shared Employees will be deemed to be employees of the party on whose payroll they are maintained and will not be deemed to be employees of or jointly employed by the other party and the party on whose payroll they are maintained will be solely responsible for payment of all compensation, benefits, expenses and any severance pay with respect to the Non-Shared Employees and for all employer obligations under applicable federal, state and local laws and regulations.  The party on whose payroll they are maintained will retain the sole right to exercise all authority with respect to the terms and conditions of employment of the Non-Shared Employees, including termination of employment.  Each Party shall pay any Separation Liabilities for their respective Non-Shared Employees.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

10.	Steering Committee.

10.1           The Parties agree to establish and maintain during the Term a steering committee (“Steering Committee”) consisting of a total of five (5) members (“Member” or “Members”).  CUSA shall appoint two Members, IPLB shall appoint two Members and the fifth Member shall be the Senior Vice President of Sales.

10.2           The Parties agree that the following decisions must be submitted to the Steering Committee for unanimous approval: (a) any material change in the number of Dedicated CFG Division Employees or in their respective territorial assignments, and (b) the scheduling of new product launches for the IPLB Brands and the CFG Brands. The Parties will give one another reasonable advance notice of major advertising or promotional activities and of the initial and subsequent annual budgets and sales forecasts for the IPLB Brands and the CFG Brands.  The Steering Committee shall have and may exercise such powers as the Parties may delegate from time to time, and the authority of the Steering Committee may be modified or terminated at any time by agreement of the Parties.

10.3           The Steering Committee shall hold regular meetings on a periodic basis but not less frequently than semi-annually.  Regular meetings of the Steering Committee shall be alternated between the New York City offices of CUSA and IPLB.  The Steering Committee shall hold all regular or special meetings in English.

11.	Term and Termination.

11.1           This Agreement shall become effective on January 1, 2011 (the “Effective Date”) and shall remain in force through December 31, 2014 (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for one additional period of two (2) years (the “Renewal Term”) unless either Party notifies the other of its decision not to renew this Agreement at least [---------------------]19 prior to the expiration of the Initial Term.  The Initial Term and the Renewal Term are referred to herein as the “Term.”

11.2           If either Party shall fail to adequately perform in any material respect any of its material obligations under this Agreement (other than a payment default) (the “Defaulting Party”), the other Party entitled to the benefit of such performance (the “Non-Defaulting Party”) may give [-------------------]20 written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within [-------------------]21 of such written notice.  If any failure or default so specified is not cured within such [-------------------]22, the Non-Defaulting Party may elect to immediately terminate this Agreement.  Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.19.
20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.20.
21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.21.
22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.22.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

11.3           This Agreement shall automatically terminate if the either Party files a petition in bankruptcy, or is adjudicated a bankrupt, or becomes insolvent, or makes an assignment for the benefit of creditors, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if it discontinues its business for a period of [-------------------]23 or more, or if a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets for any reason.

11.4           Upon the expiration or termination of this Agreement, the Parties will share any and all Separation Liabilities for the Dedicated CFG Division Employees according to the Cost Allocation Formula and will share equally any Separation Liabilities in respect of the Senior Vice President of Sales.  Each of CUSA and IPLB will bear any and all Separation Liabilities for its employees, including the Non-Shared Employees.

12.	Insurance.

12.1           During the Term, CUSA will maintain at its own expense commercial general liability insurance for the Warehouse and product liability coverage, in minimum amounts of [$-------------------]24 per occurrence for damage, injury and/or death to persons and [$-------------------]25 per occurrence for damage and/or injury to property and [$-------------------]26 per occurrence for damage, injury and/or death to persons resulting from CFG Brand Products.  This insurance coverage shall be provided by an insurance company or companies acceptable to IPLB in its reasonable business judgment.  Upon execution of this Agreement, and annually thereafter, CUSA will promptly provide IPLB with certificates of insurance evidencing such coverage and each certificate will indicate that the coverage represented thereby will not be canceled or modified until at least 30 days’ prior written notice has been given to IPLB.

12.2           During the Term, IPLB will maintain at its expense property coverage for the IPLB Brand Products stored in the Warehouse in minimum amounts not less than the replacement value of the IPLB Brand Products stored in the Warehouse at any time, commercial general liability insurance covering its occupancy of the Office Space in a minimum amount of [$------------------]27 per occurrence, and product liability coverage in a minimum amount of [$-------------------]28 per occurrence for damage, injury and/or death to persons resulting from IPLB Brand Products.  All policies of insurance shall include CUSA as an additional insured. This insurance coverage shall be provided by an insurance company or companies acceptable to CUSA in its reasonable business judgment.  Upon execution of this Agreement and annually thereafter, IPLB will promptly provide CUSA with certificates of insurance evidencing such coverage and each certificate will indicate that the coverage represented thereby will not be cancelled or modified until at least [-------------------]29 written notice has been given to CUSA.

23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.23.
24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.24.
25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.25.
26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.26.
27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.27.
28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.28.
29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.29.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

13.	Indemnification; Limitation of Liability.

13.1           IPLB shall hold CUSA and its Affiliates, and their respective officers, directors, employees, agents, representatives, successors and assigns, harmless from and shall indemnify each of them against any costs, expenses, liabilities, damages, penalties or settlements, including, reasonable legal fees and court costs, that any of them may incur or become obligated or liable to pay in any threatened or pending action, claim or proceeding against any of them (i) by reason of any injury, illness and/or death of any person or damage to any property which is caused or alleged to have been caused by or which arises out of or is alleged to have arisen out of and of the IPLB Brand Products, (ii) by reason of any representation or warranty under Sections 2.8 or 3.3 hereof being untrue, (iii) by reason of any acts, whether of omission or commission, by IPLB, its Affiliates, or their respective agents or employees arising out of or related to this Agreement, (iv) by reason or any accident, damage or injury to persons or property which may occur in or upon the Office Space or by reason of the occupancy of the Office Space by IPLB’s employee’s, invitees or agents, or (v) by reason of any Separation Liabilities owed or paid to employees of IPLB or its Affiliates or to Non-Shared Employees or for IPLB’s proportionate share of Separation Liabilities relating to Dedicated CFG Division Employees and the Senior Vice President of Sales.

13.2           CUSA shall hold IPLB and its Affiliates, and their respective officers, directors, employees, agents, representatives, successors and assigns, harmless from and shall indemnify each of them against any Losses that any of them may incur or become obligated or liable to pay in any threatened or pending action, claim or proceeding against any of them (i) by reason of any acts, whether of omission or commission, by CUSA, its Affiliates, and their respective agents or employees arising out of or related to this Agreement, (ii) by reason of any representation or warranty under Section 2.7 hereof being untrue, or (iii) by reason of any Separation Liabilities owed or paid to employees of CUSA or its Affiliates or to Non-Shared  Employees or for CUSA’s proportionate share of Separation Liabilities relating to Dedicated CFG Division Employees and the Senior Vice President of Sales.

13.3           A Party seeking indemnification hereunder (the “Indemnified Party”) will give prompt written notification in reasonable detail to the indemnifying Party (the “Indemnifying Party”) stating the basis of any claim for which indemnification is being sought hereunder within thirty (30) days after its knowledge thereof; provided, however, that the failure to provide such notice to the Indemnifying Party will not relieve the Indemnifying Party of or from any of its obligations hereunder, except to the extent the Indemnifying Party suffers prejudice as a result of such failure.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

13.4           If the facts giving rise to such indemnification involve an actual claim by or against a third party, the Parties will cooperate in the prosecution or defense of such claim and will furnish such records, information and testimony and attend such depositions or other proceedings as may be reasonably requested in connection therewith.  The Indemnified Party will make no settlement of any claim that would give rise to liability on the party of the Indemnifying Party without the latter’s prior written consent  which will not be unreasonably withheld, conditioned or delayed, and the Indemnifying Party will not be liable for the amount of any settlement affected without its prior written consent.

13.5           Except for a claim relating to an alleged defect in any of the IPLB Brand Products, or a claim that any representation or warranty made by IPLB under Section 3.3 hereof being untrue, or a claim based on either Party’s fraud or willful misconduct, neither Party, or its Affiliates, will be liable to the other Party, or its Affiliates, for any damages other than direct damages.  Each Party agrees that it is not entitled to recover and agrees to waive any claim with respect to and will not seek consequential, punitive or any other special damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.

14.	Miscellaneous.

14.1           The Parties are independent contracting parties and this Agreement does not create the relationship of principal and agent, partners or joint venturers between CUSA and IPLB.  Except as otherwise provided in Section 6.1 hereof, neither Party shall have authority to bind or otherwise obligate the other nor shall either Party represent to anyone that it has authority to do so.

14.2           Any exhibits attached hereto constitute a part of this Agreement.  This Agreement, together with any such exhibits, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

14.3           Each Party will take such actions as the other Party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement.

14.4           The failure of either Party to this Agreement to require strict performance by the other Party of any provision of this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

14.5           This Agreement may not be modified, supplemented, amended or discharged except by an agreement in writing signed by both of the Parties hereto.

14.6           Neither this Agreement nor any of the respective Parties rights or duties hereunder may be assigned by either Party, other than to an Affiliate or pursuant to a corporate reorganization or merger, without the prior written consent of the other Party.  Any assignment in contravention hereof shall be void.  Notwithstanding the foregoing, in the event that CUSA ceases for any reason during the Term to operate its own warehouse and subcontracts with a third party provider for administrative and/or sales services for the CFG Brands, CUSA shall have the right to assign and/or subcontract its duty to provide the Administrative Services and/or the Sales Services to said third party provider, provided that CUSA shall remain liable for the performance of such services by said third party provider in accordance with the terms of this Agreement.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

14.7           The provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns or subcontractors.

14.8           Each of the Parties hereto shall cause to be performed, and hereby guarantees the performance of, all obligations set forth herein to be performed by any Affiliate of such Party.

14.9           This Agreement is solely for the benefit of the Parties hereto and should not be deemed to confer upon third parties any rights or remedies.

14.10         Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

14.11         Whenever a provision is made under this Agreement for any notice, or where it is deemed desirable or necessary by either Party to give or serve such notice to the other Party, it shall be in writing and served either personally, or sent by United States mail, certified, postage prepaid, or by recognized courier service, addressed to the addresses set forth hereinabove or to such other address as either Party may advise the other from time to time.  It shall be deemed delivered upon receipt.
14.12         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

14.13         Each of the Parties irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to such Party’s respective address set forth hereinabove shall be effective service of process for any action, suit or proceeding in New York with respect to matters to which it has submitted to jurisdiction herein.  Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in the courts designated herein and waives and agrees not to plead any claim that such courts are an inconvenient forum.

14.14        If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties.  All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

14.15        Except as otherwise provided herein, the Parties will each pay their own expenses incident to the negotiation, preparation and performance of this Agreement.

14.16        Each Party agrees to maintain the confidentiality of all non-public information relating to the other Party and its Affiliates that may be disclosed in connection with this Agreement and to use such information only for the purpose of providing or receiving services hereunder.  Neither Party shall issue any press release or other public statement regarding this Agreement without the prior written consent of the other Party.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

Clarins U.S.A., Inc		Interparfums Luxury Brands Inc

By:	/s/ Jonathan Zrihen	By :	/s/ Stanislas Archimbault
Name:	Jonathan Zrihen		Name: Stanislas Archimbault
Title:	President		Title: President

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

EXHIBIT A

▪
warehousing services and maintenance of the IPLB owned inventory, including internal control procedures to ensure accuracy, it being understood that over-aged and damaged products are the financial responsibility of IPLB

▪
customer service including monitoring of customer orders and deliveries to customer carriers, it being understood that freight and other charges incurred by CUSA on behalf of IPLB will be the responsibility of IPLB

▪	financial services including issuance and collection of IPLB invoices for merchandise shipped

▪
consulting services regarding credit risks and financial condition of customers, it being understood that collection risk for IPLB invoices prepared on its behalf by CFG administration is the responsibility of IPLB

▪	preparation of financial statements, sales reports, reconciliation of bank accounts

▪	inventory forecasting

▪	creation and modification of computer programs to accomplish required services

▪	maintenance and reconciliation of an IPLB bank account and preparation requisite cash flow projections

EXHIBIT 10.143 - Certain confidential information in this Exhibit 10.143 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

EXHIBIT B

office calculations

[--------	---------	--------------	---------------	---------------	-----	-------------	][30]

30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc., no. 10.143.30.